Exhibit 5.2

[Letterhead of Husch Blackwell LLP]

August 16, 2012

O’Reilly Automotive, Inc.

233 South Patterson

Springfield, Missouri 65802

Re:	O’Reilly Automotive, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have been retained as special Missouri counsel for O’Reilly Automotive, Inc., a Missouri corporation (“O’Reilly”), and those corporations and limited liability companies that are subsidiaries of O’Reilly and listed on Schedule 1 attached hereto (the “Missouri Guarantors”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), by O’Reilly and certain of its subsidiaries listed in the Registration Statement, including the Missouri Guarantors (collectively, the “Guarantors”). The Registration Statement relates to the offering from time to time by O’Reilly of an indeterminate amount of its Senior Notes due 2022 (the “Notes”). The offering of the Notes will be made as set forth in the prospectus contained in the Registration Statement (the “Preliminary Prospectus”), as that Preliminary Prospectus is supplemented by a final prospectus or term sheet with respect to the Notes and the Guarantees (as defined below). In conjunction with the issuance of the Notes, the Guarantors will issue guarantees with respect to the Notes (the “Guarantees”). The Notes and the Guarantees will be issued pursuant to an indenture, to be entered into by and among O’Reilly, the Guarantors and UMB Bank, N.A., the form of which is filed as an exhibit to the Registration Statement (as may be further supplemented from time to time, the “Indenture”).

In connection with the filing of the Registration Statement, we have reviewed copies of the Indenture and the Underwriting Agreement (as defined below). We have reviewed the Good Standing Certificates with respect to O’Reilly and the Missouri Guarantors issued by the Secretary of State of Missouri dated August 9, 2012. We have also reviewed the organizational documents of O’Reilly and the Missouri Guarantors. We have also examined copies of resolutions certified by the Secretary of O’Reilly and the Missouri Guarantors and adopted by the boards of directors of each of O’Reilly and the Missouri Guarantors as of August 2, 2012.

August 16, 2012

We have assumed for purposes of this opinion that: (i) all certifications of public officials and officers and directors of O’Reilly and the Missouri Guarantors concerning factual matters are accurate and complete; (ii) all signatures are genuine, the documents submitted to us as originals are authentic and the documents submitted to us as copies conform to the originals; (iii) the statements, recitals, representations and warranties as to matters of fact set forth in the Indenture are accurate and complete; (iv) the Guarantees to be issued by the Guarantors (other than the Missouri Guarantors) will have been duly authorized by such Guarantors in the forms presented to us; (v) the Notes will have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture in the form presented to us and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor in accordance with the Underwriting Agreement (the “Underwriting Agreement”), to be entered into by and among O’Reilly, the Guarantors, J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named in Schedule I of the Underwriting Agreement, the form of which is filed as an exhibit to the Registration Statement; and (vi) that each of the Underwriting Agreement and the Indenture has been duly authorized by all parties thereto (other than O’Reilly and the Missouri Guarantors) and will be duly executed and delivered by all parties thereto.

As to facts material to this opinion, we have, with your permission, relied upon certificates and oral and written statements of officers of O’Reilly and the Missouri Guarantors and on the representations and statements of fact made in the Indenture and Underwriting Agreement. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact. We are not generally familiar with the business or operations of O’Reilly and the Missouri Guarantors and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of O’Reilly or the Missouri Guarantors or the rendering of the opinions set forth below.

Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

1.	The Notes provided for in the Indenture and the Underwriting Agreement have been duly authorized by all required corporate action of O’Reilly.

2.	The Guarantees of the Missouri Guarantors have been duly authorized by all required corporate or limited liability company action (as the case may be) of the Missouri Guarantors.

August 16, 2012

Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations set forth in this letter, including the following:

A. Our opinions are subject to: (i) the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or fraudulent conveyance and other similar laws affecting creditor’s rights generally and judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities; and (ii) limitations imposed by equitable doctrines, including without limitation, limitations upon the specific enforceability of provisions of the Notes and the Guarantees, concepts of materiality, reasonableness, good faith and fair dealing, and the availability of injunctive relief or other equitable remedies (regardless whether considered in a proceeding in equity or at law).

B. We are expressing no opinion with respect to any document other than the Notes and are expressing no opinion as to the validity or enforceability of any document. We are expressing no opinion with respect to any other Guarantor under the Indenture, except for the Missouri Guarantors.

C. We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.

D. This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. In addition to the assumptions previously stated, this opinion is based solely on the state of the law as of the date of this opinion and factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein. We are qualified to practice law in the State of Missouri, and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other the laws of the State of Missouri.

This opinion is furnished to you for your benefit in connection with the filing of the Registration Statement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon this opinion in connection with its opinion addressed to O’Reilly, dated the date hereof and filed with the Registration Statement, to the same extent as if it were an addressee hereof.

We also hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement solely with respect to the laws of the State of Missouri as they apply to O’Reilly and the Missouri Guarantors. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. No expansion of our opinions may be made by implication or otherwise. We express no opinion other than the opinions set forth herein.

Very truly yours,

/s/ Husch Blackwell LLP

Schedule 1

Missouri Guarantors

O’Reilly Automotive Stores, Inc.

Ozark Automotive Distributors, Inc.

Greene County Realty Co.

O’Reilly II Aviation Corporation

Ozark Services, Inc.

Ozark Purchasing, LLC